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                                                                     EXHIBIT 3.1

               SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        ENSTAR INCOME PROGRAM II-2, L.P.

This SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENSTAR INCOME PROGRAM II-2, L.P. ("Amendment") is executed as of April 10, 2002.

                                   WITNESSETH:

WHEREAS, Enstar Communications Corporation, as the General Partner, is party to the Second Amended and Restated Agreement of Limited Partnership of Enstar Income Program II-1, L.P. ("Agreement") dated as of August 1, 1988;

WHEREAS, the general partner wishes to amend Section  9.9 of the Agreement,

WHEREAS, the limited partners have voted to approve the amendment of Section 9.9 of the Agreement,

NOW THEREFORE, Section 9.9 of the Agreement shall be amended by deleting the current language in the Agreement and replacing it as follows:

         "Contracts with the Partnership. The terms of any contract between the Partnership and the General Partners or their affiliates must be in writing and must be no less favorable to the Partnership than those of comparable contracts entered into by non-affiliated persons or companies dealing at arm's length. An affiliate of the Corporate General Partner may purchase from the Partnership any of the Partnership's assets, including without limitation Systems and Franchises."

FURTHER, in consideration of the terms and provisions set forth herein, and other good and valuable consideration the undersigned does hereby certify that all other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed on the date first written above.


                                       Managing General Partner:
                                       Enstar Communications Corporation


                                       By: /s/  Marcy Lifton
                                          ------------------------------
                                       Marcy Lifton, Vice President